Certificate of Secretary
Monteagle Funds
Regarding Fidelity Bond

The undersigned, being the duly elected, qualified and acting Secretary of the Monteagle Funds, a statutory trust organized under the laws of state of Delaware (the “Trust”), hereby certifies that attached hereto is a true and complete copy of resolutions that were approved in substantially the form attached hereto by the Board of Trustee of the Trust at a meeting held on February 9, 2012 at which a quorum was present and voted in favor thereof, and that said resolutions have not been revoked or amended and are now in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this certificate as Secretary of the said Trust on this 20th day of March 2012.

Monteagle Funds

/s/ David F. Ganley

David F. Ganley
Secretary

Monteagle Funds
Minutes of the Meeting of the Board of Trustees held on February 9, 2012

Approval of Fidelity Bond Coverage

After full discussion, and upon motion duly made and seconded, the Trustees (with a separate vote of the Independent Trustees) unanimously adopted the following recitals and resolutions:

WHEREAS, the Trustees of the Trust, including a majority of the Independent Trustees, have reviewed the amount, type, form and coverage of the Federal Insurance Company’s Asset Protection Bond charged for the Fidelity Bond; and

WHEREAS, the amount of coverage under the Fidelity Bond is $525,000, being equal to the minimum amount of bond required by Rule 17g-1 promulgated under the Investment Company Act of 1940;

NOW, THEREFORE, BE IT RESOLVED, that the amount, type, form and coverage of the Fidelity Bond and the premium charged for the Fidelity Bond are reasonable and the Fidelity Bond be, and it hereby is, ratified and approved; and

FURTHER RESOLVED,  that the Secretary or an Assistant Secretary of the Trust be, and they hereby are, designated as the person(s) who shall make the filings and give the notices required by paragraph (g) of Rule 17g-1; and

FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized and directed to take any and all other actions deemed necessary or appropriate to effectuate these resolutions.